UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 29, 2015

SOLARFLEX CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168068

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

12 Abba Hillel Silver Street, 11th Floor, Ramat Gan, Israel	52506
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: +(972) 3-753-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 2, 2015, Solarflex Corp. (the "Registrant") filed a Form 8-K with disclosure under Item 1.01 regarding the entry into a material definitive agreement (the "License Agreement") with PT Kinerja Indonesia, an entity organized under the laws of Indonesia ("PT Kinerja"), for an exclusive, world-wide license (the "License") to use and commercially exploit certain KinderjaPay technology and intellectual property (the "KinerjaPay IP").
Pursuant to the License Agreement and the Registrant's plan for the further development and growth of the KinerjaPay IP, the Registrant agreed to an equity capital raise in the minimum amount of $1.25 million and the maximum amount of $2.5 million through a Unit Offering at a price of $0.50 under an offering under Regulation S. The License Agreement was attached as Exhibit 10.5 to the December 2, 2015 Form 8-K filed on December 2, 2015.

On December 29, 2015, the Registrant entered into an Amendment to the License Agreement, a copy of which is attached hereto as Exhibit 10.6, pursuant to which the minimum amount of the capital raise was adjusted from $1.25 million to $500,000. On December 30, 2015, the Registrant received subscription proceeds of $250,000 from an investor for the purchase of 500,000 Units.

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.6	Amendment to License Agreement between the Registrant and PT Kinerja dated December 29, 2015, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOLARFLEX CORP.

By:	/s/ Sergei Rogov
Name:	Sergei Rogov
Title:	Chief Executive Officer

Date: January 4, 2016